EXHIBIT 32

In connection with the Quarterly Report of Blue Line Protection Group, Inc. (the “Company”) on Form 10-Q/A for the period ending June 30, 2024 as filed with the Securities and Exchange Commission (the “Report”), Daniel Allen, the Company’s Chief Executive and Financial Officer, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Amended Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Amended Report fairly presents, in all material respects, the financial condition and results of the Company.

September 3, 2024	By:	/s/ Daniel Allen
Daniel Allen, Principal Executive and Financial
Officer